EXHIBIT 10.1

[EXECUTION COPY]

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 23, 2006, is by and among APRIA HEALTHCARE GROUP INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower identified on the signature pages hereto (individually a “Guarantor”, collectively the “Guarantors”), the lenders identified on the signature pages hereto as Existing Lenders (the “Existing Lenders”), the lenders identified on the signature pages hereto as New Lenders (the “New Lenders”, and together with the Existing Lenders, the “Lenders”) and BANK OF AMERICA, N.A., as agent for the Lenders (the “Agent”), and THE BANK OF NOVA SCOTIA, as syndication agent and CALYON NEW YORK BRANCH (formerly known as Credit Lyonnais New York Branch), and ING CAPITAL LLC as co-documentation agents. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent have entered into that certain Fourth Amended and Restated Credit Agreement dated as of November 23, 2004 (as amended, modified, extended, renewed, restated, replaced or increased from time to time, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested, and the Lenders have agreed, to amend the Existing Credit Agreement as provided herein;

WHEREAS, certain of the Lenders have requested to be replaced under the Existing Credit Agreement simultaneously with this Amendment (each a “Replaced Lender” and collectively, the “Replaced Lenders”);

WHEREAS, immediately prior to the First Amendment Effective Date, each Replaced Lender shall assign at par to Bank of America, N.A. its respective Revolving Commitment and respective Credit Party Obligations under the Existing Credit Agreement, and immediately following the First Amendment Effective Date, the Revolving Commitments and outstanding Credit Party Obligations shall be reallocated by the Agent to the Existing Lenders and the New Lenders as shall be necessary in order to give effect to the reallocations of the Revolving Commitments and Credit Party Obligations effected by the amendment to Schedule 2.1(a) to the Existing Credit Agreement pursuant to Subpart 2.5 hereof; and

WHEREAS, the Borrower, the Guarantors, the Existing Lenders and the New Lenders have agreed that the New Lenders shall become parties to the Existing Credit Agreement (as amended hereby).

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1

DEFINITIONS

SUBPART 1.1   Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

“First Amendment Effective Date” is defined in Subpart 3.1.

SUBPART 1.2   Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART 2

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2.

SUBPART 2.1  Designation of Co-Syndication Agent.

(a)   Citibank, N.A. is hereby designated as Co-Syndication Agent (together with The Bank of Nova Scotia) under the Existing Credit Agreement.

(b)   Citigroup Global Markets Inc. is hereby designated as joint lead arranger (together with Banc of America Securities LLC) for the Lenders under the Existing Credit Agreement.

(c)   Citigroup Global Markets Inc. and The Bank of Nova Scotia are hereby designated as joint bookrunners (together with Banc of America Securities LLC) for the Lenders under the Existing Credit Agreement.

SUBPART 2.2   The definition of “Applicable Percentage” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

"Applicable Percentage" means, for purposes of calculating the applicable interest rate for any day for any Revolving Loan, the applicable rate of the Commitment Fee for any day for purposes of Section 3.5(a), the applicable rate of the Letter of Credit Fee for any day for purposes of Section 3.5(b)(i), the appropriate applicable percentage corresponding to the following percentages per annum, based upon the Debt Ratings at each Pricing Level (“Pricing Level”) as set forth below:

Pricing Level	S&P /Moody’s Debt Rating	Eurodollar Rate and Letters of Credit	Base Rate	Commitment Fee
I	Higher than or equal to BBB/Baa2	62.5	0.0	10.0
II	Higher than or equal to BBB-/Baa3 but less than BBB/Baa2	75.0	0.0	12.5
III	Higher than or equal to BB+/Ba1 but less than BBB-/Baa3	100.0	0.0	15.0
IV	Less than BB+/Ba1	125.0	25.0	20.0

"Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Rating Agencies”) respect to the Credit Facility (collectively, the "Debt Ratings"); provided that if the Debt Ratings issued by each of the foregoing Rating Agencies shall fall within different Pricing Levels, the Applicable Percentage shall be based on the higher of the Debt Ratings (with the Debt Rating for Pricing Level I being the highest and the Debt Rating for Pricing Level IV being the lowest) unless one of the Debt Ratings is two or more categories less than the other, in which case the Applicable Percentage shall be determined by the Pricing Level that corresponds to the Debt Rating that is one level higher than the Pricing Level that corresponds to the lower of the two Debt Ratings; provided further, that (i) if only one Rating Agency issues a Debt Rating, then such Debt Rating shall apply in determining the Pricing Level, (ii) if the Rating Agencies do not provide a rating with respect to the Credit Facility, then the Borrower's issuer rating as determined by the Rating Agencies shall apply in determining the Debt Rating (with split ratings applied consistent with the foregoing) and (iii) if no such issuer rating is available, then the Applicable Percentage shall be based on Pricing Level IV.

Initially, the Applicable Percentage shall be set at Pricing Level III. Thereafter, each change in the Applicable Percentage resulting from a publicly announced change in the Debt Rating shall reset the Pricing Level and shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

SUBPART 2.3   The definition of “Maturity Date” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“Maturity Date” means as to the Revolving Loans, Letters of Credit (and the related LOC Obligations) and the Swingline Loans, June 23, 2011.

SUBPART 2.4   The definition of “Subordinated Indebtedness” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“Subordinated Indebtedness” means Indebtedness of the Borrower (a) having a maturity of not less than 7 years, (b) no scheduled amortization and (c) containing other terms, including subordination provisions, reasonably acceptable to the Agent and the Required Lenders.

SUBPART 2.5    Section 7.14 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

7.14	Redemption Availability.

So long as the Senior Convertible Notes remain outstanding, at all times during the period beginning (a) June 1, 2008 through and including September 1, 2008 (such date, the “Initial Company Repurchase Date”) and (b) June 1, 2010 through and including September 1, 2010 (such date, the “Second Company Repurchase Date” and together with the Initial Company Repurchase Date, the “Company Repurchase Dates”), the Unused Revolving Committed Amount shall be not less than an amount equal to the lesser of (a) $75,000,000 and (b) an amount equal to 50% of the aggregate outstanding amount of the Senior Convertible Notes as of May 31, 2008 or May 31, 2010, as applicable (such amount, the “Minimum Availability Requirement”) (it being understood that such Minimum Availability Requirement shall be in effect both prior to and after giving effect to any such repurchases on the Company Repurchase Dates); provided, however, the Minimum Availability Requirement shall not be applicable to the extent that during the period beginning June 1, 2008 or June 1, 2010, as applicable, and ending immediately prior to such repurchases on the applicable Company Repurchase Date, (i) the Borrower shall have obtained and maintained committed financing outside of the Credit Facility in an amount not less than $250,000,000 (or such lower amount as the Borrower may reasonably determine necessary to satisfy the Borrower’s repurchase obligations on the applicable Company Repurchase Date (the terms of such financing to be reasonably acceptable to the Agent)) (the “Alternate Financing”) and (ii) upon giving effect to the incurrence of such Alternate Financing on a pro forma basis as though it had occurred on the first day of the relevant calculation period, the Borrower shall be in compliance with all of the covenants set forth in Section 7.11.

SUBPART 2.6    Clauses (g) and (h) of Section 8.1 of the Existing Credit Agreement are hereby amended in their entireties to read as follows:

(g) [Reserved];

(h)   other Indebtedness (including Subordinated Indebtedness) hereafter incurred by the Borrower not exceeding $275,000,000 in aggregate principal amount at any time outstanding; and

SUBPART 2.7   Section 8.9 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

8.9	Modifications of Subordinated Indebtedness, Senior Convertible Notes, etc.

The Credit Parties will not permit any Consolidated Party to, after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any (a) Subordinated Indebtedness permitted under Section 8.1(h) hereunder if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof or (b) Indebtedness permitted under Section 8.1(i) hereunder in a manner adverse to the Lenders (it being understood that any amendment or modification that reduces the ability of the Borrower to redeem or repurchase the Senior Convertible Notes in Capital Stock shall not be deemed adverse to the Lenders).

SUBPART 2.8    Clause (e)(iii) of Section 8.10 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“(iii) any such restriction contained in any document or instrument governing Subordinated Indebtedness permitted under Section 8.1(h) so long as any such restriction contained therein does not apply to “senior debt” thereunder (including the Loans and Credit Party Obligations hereunder) or”

SUBPART 2.9   Replacement of Schedule 2.1(a). Schedule 2.1(a) of the Existing Credit Agreement is hereby deleted in its entirety and a new schedule in the form of Schedule 2.1(a) attached hereto is substituted therefor.

PART 3

CONDITIONS TO EFFECTIVENESS

SUBPART 3.1   First Amendment Effective Date. This Amendment shall be and become effective as of the date hereof (the “First Amendment Effective Date”) when all of the conditions set forth in this Part 3 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as the “Amendment”.

SUBPART 3.2 Execution of Counterparts of Amendment. The Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of the Borrower, the Guarantors, the Existing Lenders, the New Lenders and the Agent.

SUBPART 3.3 Execution of Counterparts of Assignment and Acceptance Agreement. The Agent shall have received counterparts of a duly executed Assignment and Acceptance Agreement whereby each Replaced Lender shall assign such Replaced Lender’s Revolving Commitment to Bank of America, N.A.

SUBPART 3.4 Good Standings. The Agent shall have received originals of certificates of good standing, existence or its equivalent with respect to the Borrower and the Guarantors certified as of a recent date by the appropriate governmental authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expect to have a Material Adverse Effect.

SUBPART 3.5 Fees and Expenses. The Agent and the Lenders shall have received from the Borrower (i) the aggregate amount of fees and expenses payable in connection with the consummation of the transactions contemplated hereby and (ii) all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Agent.

PART 4

ASSIGNMENTS AND ASSUMPTIONS AND

LENDER JOINDER

Each Existing Lender hereby sells and assigns, without recourse, to the Existing Lenders and/or New Lenders, as applicable, and each New Lender and/or Existing Lender, as applicable, hereby purchases and assumes, without recourse, from each such Existing Lender, effective as of the First Amendment Effective Date, such interests in such Existing Lender’s rights and obligations under the Existing Credit Agreement (including, without limitation, the Revolving Commitments of such Existing Lender on the First Amendment Effective Date and the Credit Party Obligations owing to such Existing Lender that are outstanding on the First Amendment Effective Date) as shall be necessary in order to give effect to the reallocations of the Revolving Commitments and Credit Party Obligations effected by the amendment to Schedule 2.1(a) to the Existing Credit Agreement pursuant to Subpart 2.5 hereof. From and after the First Amendment Effective Date (i) each of the New Lenders shall be a party to and be bound by the provisions of the Credit Agreement, as amended hereby, and, to the extent of the interests assigned hereby, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) each Existing Lender shall, to the extent of the interests assigned hereby, relinquish its rights (other than indemnification rights pursuant to Section 11.5 of the Existing Credit Agreement) and be released from its obligations under the Credit Agreement, as amended hereby. Each Existing Lender (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Credit Documents or any other instrument or document furnished pursuant thereto. Each New Lender (i) confirms that it has received a copy of the Existing Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, as amended hereby; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, as amended hereby, as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement, as amended hereby, are required to be performed by it as a Lender; and (v) that is not a United States person shall have provided all forms required under Section 3.11 of the Existing Credit Agreement.

PART 5

MISCELLANEOUS

SUBPART 5.1   Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders that, after giving effect to this Amendment, (a) no Default or Event of Default exists under the Credit Agreement and (b) the representations and warranties set forth in Section 6 of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date, in which case, they are true and correct in all material respects as of such earlier date).

SUBPART 5.2   Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 5.3  Instrument Pursuant to Existing Credit Agreement. This Amendment is executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 5.4  References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.

SUBPART 5.5   Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of the Amendment by telecopy, facsimile or electronic mail shall be effective as an original and shall constitute a representation that an original shall be delivered.

SUBPART 5.6   Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

SUBPART 5.7  Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 5.8  General. Except as amended hereby, the Existing Credit Agreement and all other credit documents shall continue in full force and effect.

[Remainder of Page Intentionally Left Blank]

                 IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Credit Agreement as of the date first above written.

BORROWER:	APRIA HEALTHCARE GROUP INC.,
a Delaware corporation

By:
Name: _______________________________
Title: ________________________________

GUARANTORS:	APRIA HEALTHCARE INC.,
a Delaware corporation

By:
Name: _______________________________
Title: ________________________________

APRIA NUMBER TWO INC.,
a Delaware corporation

By:
Name: _______________________________
Title: ________________________________

APRIACARE MANAGEMENT SYSTEMS INC.,
a Delaware corporation

By:
Name: _______________________________
Title: ________________________________

APRIA HEALTHCARE OF NEW YORK
STATE, INC.,
a New York corporation

By:
Name: _______________________________
Title: ________________________________

BIOMEDICAL HOME CARE, INC.,
a North Carolina corporation

By:
Name: __________________________________
Title: ___________________________________

AGENT:	BANK OF AMERICA, N. A.,
in its capacity as Agent

By:
Name:
Title:

EXISTING LENDERS:	BANK OF AMERICA, N. A.,
as a Lender

By:
Name:
Title:

[_______________________],

as a Lender

By:
Name:

                                                                                               Title:

NEW LENDERS:	[_______________________],
as a Lender

By:
Name:
Title:

Schedule 2.1(a)

Lenders Commitments

Lender	Revolving Commitment Amount	Revolving Commitment Percentage
Bank of America, N.A.	$60,000,000	12.000000000%
Citibank, N.A.	$60,000,000	12.000000000%
The Bank of Nova Scotia	$50,000,000	10.000000000%
Calyon Corporate and Investment Bank	$50,000,000	10.000000000%
Goldman Sachs Credit Partners L.P.	$50,000,000	10.000000000%
Commerzbank AG New York and Grand Cayman Branches	$35,000,000	7.000000000%
PNC Bank, National Association	$25,000,000	5.000000000%
Bank of China Los Angeles Branch	$25,000,000	5.000000000%
UBS Loan Finance LLC	$25,000,000	5.000000000%
JPMorgan Chase Bank, N.A.	$25,000,000	5.000000000%
Morgan Stanley Bank	$25,000,000	5.000000000%
Wells Fargo Bank, N.A.	$25,000,000	5.000000000%
The Governor & Company of The Bank of Ireland	$20,000,000	4.000000000%
National City Bank of Kentucky	$15,000,000	3.000000000%
Bank of Taiwan, Los Angeles Branch	$10,000,000	2.000000000%

Total:	$500,000,000	100%